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                                                                    Exhibit 4.17

                          FOURTH SUPPLEMENTAL INDENTURE

     FOURTH SUPPLEMENTAL INDENTURE, dated as of December 4, 2003, among Dresser, Inc., a Delaware corporation (the "Company"), the Guarantors named herein and U.S. Bank National Association, as successor trustee (the "Trustee").

     WHEREAS, the Company has duly issued its 9 3/8% Senior Subordinated Notes due 2011 (the "Notes"), in the aggregate principal amount of $550,000,000 pursuant to an Indenture dated as of April 10, 2001, among the Company, the Guarantors named therein and the Trustee, and the Notes are outstanding on the date hereof; and

     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend any provision of the Indenture with the written consent of the Holders (as defined in the Indenture) of at least a majority of the aggregate principal amount of the then outstanding Notes and execute a supplemental indenture; and

     WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated November 18, 2003 and the accompanying consent letters, from Holders representing at least a majority in aggregate principal amount of the outstanding Notes to certain amendments described therein to the Indenture; and

     WHEREAS, Section 9.04 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

     NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

     Capitalized terms not defined herein shall have the meaning given to such terms in the Indenture.

SECTION 2. AMENDMENT TO SECTION 4.03.

     Section 4.03 of the Indenture is hereby deleted in its entirety and replaced with the following:

     "Section 4.03 Reports to Holders

     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms (provided that the annual information required for fiscal years prior to the fiscal year ended December 31, 2001 may be unaudited and the quarterly

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     financial information required for periods prior to December 31, 2001 will not have been subject to a limited review of interim financial information in accordance with the standards established by the American Institute of Certified Public Accountants, i.e. SAS 100), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information for fiscal years beginning with and including the fiscal year ended December 31, 2001 only, a report thereon by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations.

     In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a). In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Notwithstanding any other provision in this Section 4.03, the Company shall not be required to comply with the terms of this Section 4.03 with respect to any period prior to December 15, 2003 until December 15, 2003."

SECTION 3. MISCELLANEOUS.

Section 3.1 New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.2 Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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Section 3.3 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.4 Trustee Disclaimer. The Trustee has accepted the amendment of the Indenture effected by this Fourth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Fourth Supplemental Indenture or any of the terms or provisions hereof,
(b) the proper authorization hereof by the Company by corporate action or otherwise, (c) the due execution hereof by the Company, (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters and (e) the validity or sufficiency of the solicitation or the consent solicitation materials or procedure in connection therewith.

                         [Signatures on following page]

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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental
Indenture to be duly executed and attested, all as of the date first written above.


                                        DRESSER, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        DRESSER INTERNATIONAL INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        DRESSER RUSSIA, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        DRESSER RE, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


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